UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Explanatory Note

The following information is being filed to amend and supplement the definitive proxy statement filed on Schedule 14A on April 30, 2021. We have revised the Beneficial Ownership table to include a stockholder inadvertently omitted from the original filing. The revised table is set forth below.

Ownership By Certain Beneficial Owners

This table shows certain information, based on filings with the SEC, about the beneficial ownership of our capital stock as of April 23, 2021 by each person known to us owning beneficially more than 5% of any class of our capital stock. Unless otherwise indicated in a footnote to this table, each person has the sole power to invest and vote the shares of common stock listed opposite the person’s name.

Name and Address of beneficial Owner	Title of Class	Number of Shares		Percent of Class
Brad M. Kelley 1410 Moran Road Franklin, TN 37069-6300	Common Series A-1 Preferred	1,591,039 31,620	(1)	0.9 100	% %
Incyte Corporation 1801 Augustine Cut-Off Wilmington, DE 19803	Common	14,062,227	(2)	6.3%
RTW Investments LP 412 West 15th Street New York, NY 10011	Common Series C-1 Preferred	14,864,677 10,459	(3)	6.7 100	% %
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	Common	14,517,609	(4)	6.5%
Oracle Partners 262 Harbor Drive - 3rd Floor Stamford, CT 06902	Common	11,127,372	(5)	5.0%
Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404	Common	11,111,111	(6)	5.0%

(1)

Mr. Kelley owns 31,620 shares of our Series A-1 Convertible Preferred Stock, our only shares of outstanding Series A-1 preferred stock. These shares have an initial conversion price of $94.86 and are currently convertible into 333,333 shares of our common stock. If Mr. Kelley had converted all 31,620 shares of Series A-1 Convertible Preferred Stock into shares of common stock as of April 23, 2021 he would have held 1,924,372 shares of our common stock, or 0.9% of the shares outstanding.

(2)	Based solely upon information set forth on Schedule 13G/A filed with the SEC on February 11, 2021 by Incyte Corporation.
(3)

Based solely upon information set forth on Schedule 13G/A filed with the SEC on February 12, 2021, by RTW Investments, LP., RTW Master Fund, Ltd., and one or more of its funds, which are managed by RTW Investments, LP, (collectively, “RTW”), RTW owned 12,864,677 shares of our common stock. On March 24, 2021 RTW converted 2,000 of their Series C-1 shares owned into 2,000,000 shares of our common stock. RTW also owns 10,459 shares of our Series C-1 convertible preferred stock, which are convertible into common stock on a one-for-one thousand basis, or 10,459,000 shares of our common stock. Under the

Certificate of Designation of preferences and Rights and Limitations of Series C-1 Convertible Preferred Stock, RTW is limited to holding no greater than 9.99% of our shares of common stock, such limitation may be increased to up to 19.99% 60 days after notice by RTW to the Company. If RTW converted all 10,459 shares of Series C-1 Convertible Preferred Stock into shares of common stock as of April 23, 2021, it would have held 25,323,677 shares of our common stock, or 10.8% of the shares outstanding.
(4)	Based solely upon information set for the on Schedule 13G filed with the SEC on January 29, 2021 by BlackRock Inc.
(5)

Based solely upon information set forth on Schedule 13G/A filed with the SEC on February 16, 2021 by Oracle Partners, LP, a Delaware limited partnership (“Oracle Partners”), Oracle Ten Fund, LP, a Delaware limited partnership (“Oracle Ten Fund”), Oracle Institutional Partners, LP, a Delaware limited partnership (“Institutional Partners” and, collectively with Oracle Partners and Oracle Ten Fund, the “Oracle Partnerships”), Oracle Investment Management, Inc. Employees’ Retirement Plan, an employee benefit plan organized in Connecticut (the “Retirement Plan”), Oracle Associates, LLC, a Delaware limited liability company and the general partner of the Oracle Partnerships (“Oracle Associates”), Oracle Investment Management, Inc., a Delaware corporation and the investment manager to the Oracle Partnerships and the plan administrator to the Retirement Plan (the “Investment Manager”), The Feinberg Family Foundation, a foundation organized in Connecticut (the “Foundation”), and Larry N. Feinberg, the managing member of Oracle Associates, the sole shareholder, director and president of the Investment Manager and the trustee of the Foundation

(6)	Based solely upon information set forth on Schedule 13G filed with the SEC on January 29, 2019 by Gilead Sciences, Inc.